                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                   MONACO COACH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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
                            MONACO COACH CORPORATION

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 15, 1997

                            ------------------------

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Monaco Coach Corporation (the "Company"), a Delaware corporation, will be held on May 15, 1997 at 1:30 p.m., local time, at the Varsity Club International, located at 3800 North Main Street, Mishawaka, IN 46545 for the following purposes:

    1. To elect three Class II directors to serve for a two-year term expiring upon the 1999 Annual Meeting of Stockholders or until their successors are elected.

    2. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants of the Company for the fiscal year ending December 27, 1997.

    3. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on April 25, 1997 are entitled to notice of and to vote at the meeting and any adjournment thereof.

    All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          RICHARD E. BOND
                                          SECRETARY

Coburg, Oregon
April 29, 1997

                            MONACO COACH CORPORATION

                                ----------------

                                PROXY STATEMENT

                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of Monaco Coach Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held May 15, 1997 at 1:30 p.m., local time (the "Annual Meeting"), or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Varsity Club International, located at 3800 North Main Street, Mishawaka, IN 46545. The Company's principal executive offices are located at 91320 Industrial Way, Coburg, OR 97408, and its telephone number at that location is (541) 686-8011.

    These proxy solicitation materials and the Company's Annual Report to Stockholders for the year ended December 28, 1996, including financial statements, were mailed on or about April 29, 1997 to all stockholders entitled to vote at the meeting.

RECORD DATE AND VOTING SECURITIES

    Stockholders of record at the close of business on April 25, 1997 are entitled to notice of and to vote at the meeting. At the record date, 4,438,217 shares of the Company's Common Stock, $0.01 par value per share, were issued and outstanding.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

    Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

    The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the record date. Shares that are voted "FOR", "AGAINST" or "WITHHOLD AUTHORITY" with respect to a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

    While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

    In a 1988 Delaware case, BERLIN V. EMERALD PARTNERS, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1998 Annual Meeting must be received by the Company no later than December 24, 1997 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                       PROPOSAL 1--ELECTION OF DIRECTORS

NOMINEES

    The number of directors authorized by the Company's Bylaws is a range from three to seven, with the exact number currently fixed by the Board at five. The Company's Certificate of Incorporation provides that the directors shall be divided into two classes, with the classes serving for staggered, two-year terms. Currently there are two directors in Class I and three directors in Class
II. Each of the two Class I directors elected at the 1996 Annual Meeting will hold office until the 1998 Annual Meeting or until his successor has been duly elected and qualified. The three Class II directors are to be elected at the Annual Meeting.

    Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's three nominees named below, each of whom is currently a director of the Company. In the event that any nominee of the Company becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director.

    The names of the three Class II nominees for director and certain information about each of them are set forth below. The names of, and certain information about, the current Class I directors with unexpired terms are also set forth below.

                                                                                                                 DIRECTOR
NAME                                               AGE                     PRINCIPAL OCCUPATION                    SINCE
---------------------------------------------  -----------  --------------------------------------------------  -----------
CONTINUING CLASS I DIRECTORS
Kay L. Toolson...............................          52   Chairman of the Board, Chief Executive                    1993
                                                            Officer and President of the
                                                            Company
Michael J. Kluger............................          39   Managing Director of Liberty Capital                      1993
                                                            Partners, Inc.

NOMINEES FOR CLASS II DIRECTORS
Carl E. Ring, Jr.............................          58   Managing Director of Liberty Capital                      1993
                                                            Partners, Inc.
Richard A. Rouse.............................          50   Chairman of Emergency Road Service, Inc.                  1993
Roger A. Vandenberg..........................          49   President of Cariad Capital, Inc.                         1993

    Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth above during the past five years. There are no family relationships between any directors or executive officers of the Company.

    MR. TOOLSON has served as President and Chief Executive Officer of the Company and its predecessor in interest (the "Predecessor") since 1986 and as Chairman of the Company since July 1993. From September 1982 to August 1986, Mr. Toolson served as Executive Vice President of Executive Industries, Inc., a motor coach manufacturer. Prior to joining Executive Industries, Mr. Toolson served from 1973 until 1982 as Vice President of Kings Highway Mobile Industries, Inc., a motor coach manufacturer. He holds a B.S. degree in Business Administration and Computer Science and an M.B.A. degree, both from Utah State University.

    MR. KLUGER has served as a director of the Company since March 1993. He is a founding partner of Liberty Partners, L.P., whose general partner is Liberty Capital Partners, Inc., a New York investment management firm, where he has served as a Managing Director since September 1992. For five years prior thereto, Mr. Kluger was a Director and Senior Vice President of Merrill Lynch Interfunding Inc., a subsidiary of Merrill Lynch & Co., an investment banking and brokerage firm. Mr. Kluger is also a director and stockholder of Liberty Capital Partners, Inc.

    MR. RING has served as a director of the Company since March 1993. He is a founding partner of Liberty Partners, L.P., whose general partner is Liberty Capital Partners, Inc., a New York investment management firm, where he has served as a Managing Director since September 1992. From June 1991 to September 1992, he was President of Eden, Miller & Co., Incorporated, an investment banking firm. For more than five years prior thereto, Mr. Ring was a Managing Director of Lehman Brothers, an investment banking and brokerage firm. Mr. Ring is also a director and stockholder of Liberty Capital Partners, Inc.

    MR. ROUSE has served as a director of the Company since July 1993. He currently serves as Chairman of Emergency Road Service, Inc., a privately-held nationwide roadside assistance company, which position he has held since July 1991. From July 1988 to July 1991, he was President of Trailer Life Enterprises, Inc., a publisher and sponsor of recreational vehicle publications and clubs.

    MR. VANDENBERG has served as a director of the Company since March 1993. He currently serves as the President of Cariad Capital, Inc., which he founded in January 1992, and as a Managing Director of Narragansett Capital, Inc., a private investment firm, a position he has held since 1986. Mr. Vandenberg is also a general partner of the general partner of Narragansett Capital Partners -A and -B, L.P. ("NCPAB"), related venture capital funds, and a general partner of the general partner of Narragansett First Fund, a venture capital fund. One of the portfolio companies with which NCPAB is affiliated filed for protection under Federal bankruptcy laws in 1993, although it has subsequently emerged from bankruptcy and is operating profitably. Mr. Vandenberg served as the President and a director of this portfolio company Glasstech Industries, Inc., and as a director and vice chairman of its operating company subsidiary, Glasstech, Inc. ("Glasstech"), from 1989 to December 1994. Glasstech manufactures equipment for bending and tempering glass. Mr. Vandenberg is also a director of Wellman, Inc., a polyester fiber manufacturer, and general partner of Monaco Capital Partners.

STOCKHOLDERS AGREEMENT

    Pursuant to the terms of an August 1993 agreement among certain stockholders that purchased the Common Stock of the Company prior to the Company's initial public offering (the "Stockholders Agreement"), such stockholders are obligated to vote for two nominees for the Board of Directors presented by Liberty Investment Partners II, L.P., two nominees presented by Monaco Capital Partners, and one nominee chosen by the Company's executive officers from among such executive officers, which shall be Kay L. Toolson so long as he is the Chief Executive Officer of the Company. Currently, Directors Toolson and Kluger serve as representatives of the Company's executive officers and Liberty Investment

Partners II, L.P., respectively. Director Ring is nominated by Liberty Investment Partners II, L.P. and Director Vandenberg is nominated by Monaco Capital Partners.

    The number of directors Liberty Investment Partners II, L.P. or Monaco Capital Partners or their permitted transferees may designate shall be reduced to one nominee if such party owns less than 50% of the shares of Common Stock which it owned on the date of the Stockholders Agreement. The executive officers will no longer be able to designate a nominee at such time as they own in the aggregate less than 50% of the Common Stock which they owned on the date of the Stockholders Agreement, Liberty Investment Partners II, L.P. and Monaco Capital Partners will lose the right to designate any nominees at such time as such party (or their permitted transferees) owns less than 10% of the shares of Common Stock which it owned on the date of the Stockholders Agreement. In the case of Liberty Investment Partners II, L.P., shares owned by the State Board of Administration of Florida will be combined with those owned by Liberty Investment Partners II, L.P. in determining the number of shares held.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of nine meetings during fiscal 1996. No director attended fewer than 75% of the meetings of the Board of Directors and its committees upon which such director served. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing similar functions.

    The Audit Committee of the Board of Directors currently consists of Directors Ring and Rouse, and held one meeting during the last fiscal year. The Audit Committee recommends engagement of the Company's independent accountants, and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

    The Compensation Committee of the Board of Directors currently consists of Directors Ring, Rouse and Vandenberg, and held two meetings during the last fiscal year. The Compensation Committee establishes the policies upon which compensation of and incentives for the Company's executive officers will be based, reviews and approves the compensation of the Company's executive officers, and administers the Company's stock option and stock purchase plans.

COMPENSATION OF DIRECTORS

    The Company's directors who are not employees of the Company received $20,000 in 1996 for service on the Board of Directors and any committee thereof. For 1997, the annual compensation for such services has been increased to $25,000. The Company's directors are also reimbursed for certain expenses in connection with attendance at board and committee meetings.

    Each non-employee director of the Company, other than directors affiliated with Liberty Investment Partners II, L.P., Cariad Capital, Inc. or Monaco Capital Partners, is entitled to participate in the Company's 1993 Director Option Plan (the "Director Plan"). The Board of Directors and the stockholders have authorized a total of 40,000 shares of Common Stock for issuance pursuant to the Director Plan. Under the terms of the Director Plan, each eligible non-employee director is automatically granted an option to purchase 8,000 shares of Common Stock (the "Initial Option") on the later of the effective date of the Company's initial public offering or the date on which the optionee first becomes a director of the Company. Thereafter, each optionee is automatically granted an additional option to purchase 1,600 shares of Common Stock (a "Subsequent Option") on September 30 of each year if, on such date, the optionee has served as a director of the Company for at least six months. Each Initial Option vests over five years at the rate of 20% of the shares subject to the Initial Option at the end of each anniversary following the date of grant. Each Subsequent Option vests in full on the fifth anniversary of its date of grant. The exercise price of each option is the fair market value of the Common Stock as determined by the closing price reported by the Nasdaq National Market on the date of grant.

    Mr. Rouse was granted an Initial Option to purchase 8,000 shares of Common Stock at an exercise price of $13.00 per share, under the Director Plan on September 23, 1993, the effective date of the Company's initial public offering and was granted Subsequent Options in 1994, 1995 and 1996 with exercise prices of $15.00, $12.625 and 12.75 per share, respectively. No directors other than Mr. Rouse have been granted options under the Director Plan.

VOTE REQUIRED

    The three nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, but have no other legal effect upon election of directors under Delaware law.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH HEREIN.

       PROPOSAL 2--RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected Coopers & Lybrand L.L.P., independent accountants, to audit the financial statements of the Company for the fiscal year ending December 27, 1997, and recommends that the stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 27, 1997.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLES

    The table below sets forth information for the three most recently completed fiscal years concerning the compensation of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                                              SECURITIES
                                                                                                              UNDERLYING
                                                                                                             OPTIONS (#)
                                                                                                             ------------
                                                                                    ANNUAL COMPENSATION       LONG-TERM
                                                                                   ---------------------     COMPENSATION
NAME AND PRINCIPAL POSITION                                               YEAR      SALARY       BONUS          AWARDS
----------------------------------------------------------------------    ----     --------     --------     ------------
Kay L. Toolson........................................................    1996     $150,000     $748,000        5,000
  Chief Executive Officer and President                                   1995      150,000      352,101        5,000
                                                                          1994      150,000      562,625        5,000

John W. Nepute........................................................    1996       65,850      145,000        2,500
  Vice President of Finance and                                           1995       59,800       78,000        2,500
  Chief Financial Officer                                                 1994       55,088      125,750        2,500

D. Page Robertson.....................................................    1996      120,000      132,500        3,000
  President of Monaco Division                                            1995       81,230      171,069(1)     2,500
                                                                          1994       80,000      234,750(1)     2,500

James V. Sheldon(2)...................................................    1996       80,769      196,000        2,500
  President of Holiday Rambler and Chief
  Operating Officer, Indiana Operations

B. Ray Mehaffey.......................................................    1996       89,500       65,500        2,500
  Vice President of Operations                                            1995       84,816       73,000        2,500
                                                                          1994       83,092      119,300        2,500

------------------------

(1) Includes sales commissions earned by Mr. Robertson in the amounts of $92,069 in fiscal 1995 and $106,000 in fiscal 1994.

(2) Mr. Sheldon joined the Company in March 1996.

OPTION GRANTS

    The following table sets forth certain information with respect to stock option grants during the fiscal year ended December 28, 1996. In accordance with the rules of the Securities and Exchange Commission (the "SEC"), also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation from the option exercise price of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL REALIZABLE
                                                         INDIVIDUAL GRANTS(1)                     VALUE AT ASSUMED
                                        ------------------------------------------------------    ANNUAL RATES OF
                                           NUMBER OF      % OF TOTAL                                STOCK PRICE
                                          SECURITIES     OPTIONS/SARS                             APPRECIATION FOR
                                          UNDERLYING      GRANTED TO                                OPTION TERM
                                         OPTIONS/SARS      EMPLOYEES    EXERCISE   EXPIRATION   --------------------
NAME                                      GRANTED (#)       IN 1996       PRICE       DATE         5%         10%
--------------------------------------  ---------------  -------------  ---------  -----------  ---------  ---------
Kay L. Toolson........................         5,000            9.62%   $  15.260     4/01/01   $  12,217  $  35,404
John W. Nepute........................         2,500            4.81       13.875     4/01/06      21,815     55,283
D. Page Robertson.....................         3,000            5.77       13.875     4/01/06      26,178     66,340
James V. Sheldon......................         2,500            4.81       13.875     4/01/06      21,815     55,283
B. Ray Mehaffey.......................         2,500            4.81       13.875     4/01/06      21,815     55,283

------------------------

(1) These options were granted pursuant to the Company's 1993 Incentive Stock Option Plan. These options vest over five years at the rate of 20% of the shares subject to the options at the end of each anniversary following the date of grant of such options.

OPTION VALUES

    The following table sets forth information with respect to the value of unexercised options held by each of the Named Officers at December 28, 1996:

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                         NUMBER OF SECURITIES
                                                                        UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                                                           OPTIONS/SARS AT         IN-THE-MONEY OPTIONS/SARS
                                                                           FISCAL YEAR END           AT FISCAL YEAR END (1)
                         SHARES ACQUIRED ON                          ----------------------------  --------------------------
NAME                        EXERCISE (#)       VALUE REALIZED ($)     EXERCISABLE   UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-----------------------  -------------------  ---------------------  -------------  -------------  -----------  -------------
Kay L. Toolson.........          --                    --                  3,000         12,000           460         4,365
John W. Nepute.........          --                    --                  8,340         10,560        88,186        65,487
D. Page Robertson......          --                    --                  8,340         11,060        88,186        66,549
James V. Sheldon.......          --                    --                 --              2,500        --             5,313
B. Ray Mehaffey........          --                    --                  8,340         10,560        88,186        65,487

------------------------

(1) Value of unexercised options is based on the last reported sale price of the Company's Common Stock on the Nasdaq National Market of $16.00 per share on December 27, 1996 (the last trading day for the fiscal year ended December 28, 1996) minus the exercise price.

                         COMPENSATION COMMITTEE REPORT

    The information contained in the following report shall not be deemed to be "soliciting material" or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

INTRODUCTION

    The Compensation Committee of the Board of Directors (the "Committee") was established in July 1993 and is comprised solely of outside directors. In general, the Committee is responsible for reviewing and recommending for approval by the Board of Directors the Company's compensation practices, including executive salary levels and variable compensation programs, both cash-based and equity-based. With respect to the compensation of the Company's Chief Executive Officer, the Committee reviews and approves the various elements of the Chief Executive Officer's compensation. With respect to other executive officers, the Committee reviews the recommendations for such individuals presented by the Chief Executive Officer and the bases therefor and approves or modifies the compensation packages for such individuals. Base salary levels for executive officers of the Company are generally established at or near the start of each fiscal year, and final bonuses for executive officers are determined at the end of each fiscal year based upon such individual's performance and the performance of the Company.

EXECUTIVE COMPENSATION

    The Company's compensation program consists of two principal components: cash-based compensation, both fixed and variable, and equity-based compensation. These two principal components are intended to attract, retain, motivate and reward executives who are expected to manage both the short-term and long-term success of the Company.

    CASH-BASED COMPENSATION

    Executive officers of the Company receive cash compensation in the form of annual salaries and bonus payments. A principal goal of the Committee is to tie a substantial part of each executive officer's cash compensation to the Company's performance, and to reward executive officers for the Company's success. Accordingly, the Committee has approved only modest increases in the base salaries of the Company's executive officers, with the exception of a substantial increase in 1996 in the base salary paid to D. Page Robertson, then the Company's Vice President of Sales and Marketing, as part of a new compensation package for Mr. Robertson in connection with his promotion to President of the Monaco Division. In 1995, total cash compensation for each of the executive officers declined relative to their 1994 compensation levels. In 1996, two of the Company's executive officers received an increase in their total cash compensation, while one of the officers' total cash compensation was decreased and one of the officer's total cash compensation remained approximately constant. The Company contributed 27% of its EBITDA in excess of $3 million each quarter to the bonus pool. (EBITDA is defined as the Company's net income before interest expense, taxes, management fees, and depreciation and amortization.) One half of each quarterly allocation, other than the amount allocated to the Chief Executive Officer (as described below), was paid to participants in the pool other than the Chief Executive Officer, at the end of each quarter. The balance is paid after the year end, based on the Company's annual EBITDA. The allocation of the bonus pool, other than the amount allocated to the Chief Executive Officer, is recommended by the Chief Executive Officer, for approval by the Committee, and is based on subjective factors, including the achievement by each participant in the pool of specifically defined objectives and the particular contributions of each participant to the Company's revenue and profitability. The Committee also considers the compensation of similarly situated executives in the Company's peer group in the recreational vehicle industry. The Chief Executive Officer also recommends to the Committee the performance objectives for each executive officer for the ensuing year.

    EQUITY-BASED COMPENSATION

    The Committee has created an option program pursuant to which members of management, including the Company's executive officers, may receive annual option grants as of March 31 each year from a pool of shares set aside by the Committee. The purpose of the option program is to provide additional incentive to executives and other key employees of the Company to work to maximize long-term return to the Company's stockholders. The allocation of the option pool, other than the shares allocated to the Chief Executive Officer, is recommended by the Chief Executive Officer for approval by the Committee. The allocation of shares from the option pool to the Chief Executive Officer is determined by the Committee. In granting stock options to the executive officers, the Chief Executive Officer and the Committee consider a number of subjective factors, including the executive's position and responsibilities at the Company, such executive's individual performance, the number of options held (if any) and other factors that they may deem relevant. Options generally vest over a five-year period to encourage optionholders to continue in the employ of the Company. The exercise price of options is the market price on the date of grant, ensuring that the option will acquire value only to the extent that the price of the Company's Common Stock increases relative to the market price at the date of grant. In 1996, the Committee set aside a pool of 52,000 shares, of which options to purchase 15,500 shares were granted to the executive officers, including 5,000 shares to the Company's Chief Executive Officer.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The Committee generally uses the same factors and criteria described above for compensation decisions regarding the Chief Executive Officer. During 1996, Mr. Toolson received a base salary of $150,000 for serving as the chief executive officer of the Company, which was the same amount he received in each of the preceding five years. As a participant in the Company's bonus pool in fiscal 1996, Mr. Toolson was eligible to receive an annual bonus equal to 10% of the Company's EBITDA in excess of $12.0 million, payable at the discretion of the Committee after review of the Company's audited annual financial statements. Based on this formula, which remained the same in 1994, 1995 and 1996, and on the Company's financial performance in 1996, Mr. Toolson received a bonus for 1996 of $748,000.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    The Internal Revenue Code limits the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. Under the new legislation, the Company may deduct such compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as shareholder approval). The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

SUMMARY

    The Committee believes that its compensation program to date has been fair and motivating, and has been successful in attracting and retaining qualified employees and in linking compensation directly to the Company's success. The Committee intends to review this program on an ongoing basis to evaluate its continued effectiveness.

                                          THE COMPENSATION COMMITTEE
                                          Carl E. Ring, Jr.
                                          Richard A. Rouse
                                          Roger A. Vandenberg

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors was established in July 1993 and consists of Directors Ring, Rouse and Vandenberg. Director Vandenberg is affiliated with Cariad Capital, Inc., which is a party to a Management Agreement with the Company that will terminate September 30, 1998. Pursuant to this agreement, Cariad received management fees of $72,000 in fiscal 1996. No executive officer of the Company served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during the last fiscal year.

                               PERFORMANCE GRAPH

    The following line graph shows a comparison of cumulative total stockholder return for the Company's Common Stock, the Nasdaq Composite Index and a peer group of companies selected by the Company (the "Peer Group"), whose primary business is recreational vehicles. The Peer Group consists of Coachmen Industries, Inc., Collins Industries, Inc., Fleetwood Enterprises, Inc., Kit Manufacturing Company, Thor Industries, Inc. and Winnebago Industries, Inc. The graph assumes that $100 was invested on the date of the Company's initial public offering, September 23, 1993, and that all dividends are reinvested. In accordance with the guidelines of the SEC, the stockholder return for each entity in the Peer Group has been weighted on the basis of market capitalization as of each measurement date set forth in the graph. Historic stock price performance should not be considered indicative of future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            MONACO COACH CORPORATION    COMPARABLES   NASDAQ COMPOSITE INDEX
9/23/93                       $100.00        $100.00                  $100.00
9/30/93                        117.00         100.00                   101.00
12/31/93                       104.00         113.00                   103.00
3/31/94                        115.00         107.00                    99.00
6/30/94                        110.00          93.00                    94.00
9/30/94                        115.00         111.00                   102.00
12/31/94                       117.00          94.00                   100.00
3/31/95                        123.00         109.00                   109.00
6/30/95                        123.00          96.00                   124.00
9/30/95                         94.00          93.00                   137.00
12/31/95                        69.00         114.00                   140.00
3/31/96                        107.00         117.00                   147.00
6/30/96                         92.00         141.00                   159.00
9/30/96                         98.00         152.00                   163.00
12/31/96                       125.00         145.00                   172.00

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 28, 1996, all filing requirements applicable to its officers, directors and ten percent stockholders were complied with, except for one delayed Form 5 filing on behalf of John W. Nepute with respect to two transactions and one delayed Form 3 filing on behalf of James V. Sheldon with respect to the amount of Mr. Sheldon's initial holdings.

                                          FOR THE BOARD OF DIRECTORS
                                          RICHARD E. BOND
                                          SECRETARY

Dated: April 29, 1997

                            MONACO COACH CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of Monaco Coach Corporation, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 29, 1996, and the 1996 Annual Report to Stockholders, and hereby appoints Kay L. Toolson and John
W. Nepute, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Monaco Coach Corporation to be held on May 15, 1997, at 1:30 p.m. local time, at the Varsity Club International, located at 3800 North Main Street, Mishawaka, IN 46545, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below, and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

1.         ELECTION OF CLASS II DIRECTORS             / / FOR all nominees                           / / WITHHOLD AUTHORITY
                                                      (EXCEPT AS INDICATED TO THE CONTRARY BELOW)
                                                      Nominees: Carl E. Ring, Jr.; Richard A.
                                                      Rouse; Roger A. Vandenberg
                                                      / /
                                                      For all nominees except as noted.

2.         PROPOSAL TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY:

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    In their discretion, upon such other matter or matters which may properly come before the meeting, and any adjournment(s) thereof.

                          (CONTINUED ON REVERSE SIDE)

    THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE SPECIFIED NOMINEES AS CLASS II DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                                             / / MARK HERE FOR ADDRESS CHANGE
                                             AND NOTE AT LEFT
                                             ___________________________________
                                                 (Print Stockholder(s) name)
                                             ___________________________________
                                                (Signature of Stockholder or
                                                    Authorized Signatory)
                                             ___________________________________
                                                (Signature of Stockholder or
                                                    Authorized Signatory)
                                             Dated _______________________, 1997

                                             (This  Proxy   should  be   marked,
                                             dated, signed by the stockholder(s)
                                             exactly  as his or her name appears
                                             hereon, and  returned  promptly  in
                                             the   enclosed   envelope.  Persons
                                             signing  in  a  fiduciary  capacity
                                             should  so indicate.  If shares are
                                             held  by   joint  tenants   or   as
                                             community   property,  both  should
                                             sign.)

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.